                                [_________] Units
                          HANDHELD ENTERTAINMENT, INC.

                             UNDERWRITING AGREEMENT

         August __, 2006

NEWBRIDGE SECURITIES CORPORATION
PALI CAPITAL, INC.
As Representatives of the several Underwriters
1451 West Cypress Creek Road, Suite 204
Fort Lauderdale, Florida 33309

Ladies and Gentlemen:

         Introductory. Handheld Entertainment, Inc., a Delaware corporation (the
"Company") proposes to issue and sell to the several underwriters named in
Schedule I (the "Underwriters") an aggregate of up to [_________] Units (the
"Firm Units") each unit ("Unit") comprised of one share ("Share") of the
Company's Common Stock, par value $0.0001 per share (the "Common Stock") and one redeemable warrant (the "Warrant"). The aforesaid Units Shares and Warrants are together referred to as the "Firm Securities." Until notice is given by the
Company ("Notice of Separation") to holders of the Units and the Nasdaq Stock
Market, the Common Stock and the Warrants will be traded only as Units. The
Notice of Separation will provide a date that the Units will separate (the
"Separation Date"). On the Separation Date, the Units will be deemed separated and the Common Stock and Warrants shall thereafter be traded only on a separate basis. The separation of the Units into Common Stock and Warrants are to occur
(i) ninety (90) days from the date of this Agreement or (ii) such date shall be determined by the Representatives. The Warrants are to be issued under the terms of the Warrant Agreement (the "Warrant Agreement") by and between the Company and [_____________________] (the "Warrant Agent"), in substantially the form most recently filed as an exhibit to the Registration Statement (as hereinafter defined). Each Warrant entitles the holder to exercise it to purchase one (1)
Share of Common Stock at an exercise price equal to [____]% of the public offering price of a Firm Unit during the period commencing on the Separation
Date and terminating on the 5TH year anniversary of the effective date of the
Registration Statement. The Warrants shall be redeemable by the Company on thirty (30) days prior written notice at a price of $.0001 per Warrant provided
(i) that the Warrants are exercisable; (ii) the Shares are subject of an effective registration permitting their sale under the Securities Act (as hereinafter defined); and (iii) the closing sale price of the Common Stock equal or exceeds 175% of the offering price of the Units for twenty (20) consecutive trading days provided such notice of redemption is delivered no later than thirty (30) days prior to such twenty (20) trading day period. In addition, the
Company has granted to the Underwriters an option to purchase up to an additional [________] Units (the "Optional Units"), as provided in Section 2.
The Firm Units and, if and to the extent such option is exercised, the Optional
Units are collectively called the "Units." The Firm Units and the Optional Units are hereinafter referred to as the "Units" and the Units and the Shares and
Warrants

included in the Units are hereinafter collectively referred to as the
"Securities." Newbridge Securities Corporation ("Newbridge") and Pali Capital,
Inc. ("Pali") have agreed to act as representatives of the several Underwriters
(in such capacity, the "Representatives") in connection with the offering and sale of the Units.

         The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

         The Company understands that the Underwriters propose to undertake a public offering of the Units pursuant to the terms and conditions of this
Agreement.

         The Company has prepared and filed with the Securities and Exchange
Commission (the "Commission") a registration statement on Form SB-2 (File No.
333-133550), which contains the related preliminary prospectus, or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"). Promptly after execution and delivery of this
Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the
Commission under the Securities Act (the "Securities Act Regulations") and
paragraph (b) of Rule 424 ("Rule 424(b)") of the Securities Act Regulations. The
information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b)
of Rule 430A is referred to as "Rule 430A Information." Each prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a
"preliminary prospectus."

         Such registration statement, including the exhibits, financial statements and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration
Statement." Any registration statement filed by the Company pursuant to Rule
462(b) under the 1933 Act Regulations is herein referred to as the "Rule 462(b)
Registration Statement," and from and after the date and time of filing of the
Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The term "Prospectus" shall mean the final prospectus relating to the Securities that is first filed pursuant to
Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") or, if no filing pursuant to Rule 424(b) under the Securities Act is required, shall mean the form of final prospectus relating to the Securities included in the
Registration Statement at the effective date of the Registration Statement. The term "Statutory Prospectus" shall mean any preliminary prospectus, as amended or supplemented, relating to the Securities that is included in the Registration
Statement immediately prior to the Initial Sale Time (as defined herein), including any document incorporated by reference therein. All references in this
Agreement to the Registration Statement, the Rule 462(b) Registration Statement,
any preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any

copy thereof filed with the Commission pursuant to its Electronic Data
Gathering, Analysis and Retrieval System ("EDGAR").

         SECTION 1.  Representations and Warranties of the Company.

         The Company hereby represents, warrants and covenants to each
Underwriter as follows:

         (a) Compliance with Registration Requirements. The Registration
Statement and any post-effective amendment thereto has been declared effective by the Commission under the Securities Act, or with respect to any Rule 462(b)
Registration Statement, will be declared effective upon filing. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect to the Company's knowledge and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus filed as part of the
Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the Securities Act
Regulations and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. Each of the Registration Statement and any
post-effective amendment thereto, at the respective times they became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The
Prospectus, as amended or supplemented, as of its date, at the date hereof, at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Section 1(a) do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the
Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as exhibits to the Registration Statement, which has not been described or filed as required.

         (b) Disclosure Package. The term "Disclosure Package" shall mean the
Statutory Prospectus, if any. As of the date of this Agreement (the "Initial
Sale Time"), the Disclosure Package did not contain any untrue statement of a material fact or omit

to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the
Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package available at the Initial Sale Time and no statement of a material fact included in the Disclosure Package available at the Initial Sale Time that is required to be included in the Prospectus has been omitted therefrom.

         (c) Company is an Ineligible Issuer. (i) At the time of filing the
Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an "ineligible issuer" in connection with the offering of the Securities pursuant to Rules 164, 405 and
433 under the Securities Act Regulations.

         (d) Distribution of Offering Material By the Company. The Company has
not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in
Section 2 and (ii) the completion of the Underwriters' distribution of the
Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus and the Prospectus.

         (e) The Underwriting Agreement, Warrant Agreement and Representation
Option. This Agreement , the Warrant Agreement and Representation Option have been duly authorized, executed and delivered by, and each is a valid and binding agreement of, the Company, enforceable against the Company in accordance with their terms.

         (f) Authorization of the Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters pursuant to this Agreement on the Closing Date or any
Subsequent Closing Date against payment therefore, will be validly issued, fully paid and nonassessable.

         (g) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Units.

         (h) No Applicable Registration or Other Similar Rights Except as Set
Forth on Schedule 1(h). There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the
Registration Statement or included

in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (i) No Material Adverse Change. Except as otherwise disclosed in the
Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a "Material Adverse Change"); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

         (j) Independent Accountants. Salberg & Company, P.A., who has expressed its opinion with respect to the financial statements (which term as used in this
Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent registered public accountants as required by the
Securities Act.

         (k) Preparation of the Financial Statements. The financial statements of the Company together with the related notes filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. The supporting schedules included in the
Registration Statement present fairly the information required to be stated
therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and subject to normal adjustments. No other financial statements or supporting schedules are required to be included the Registration Statement. The financial data set forth in each of the Statutory Prospectus and the Prospectus under the captions "Summary Financial Data," and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

         (l) Company's Accounting System. The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the
United States and to maintain

accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (m) Incorporation and Good Standing of the Company. The Company has
been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus under the caption "Capitalization"
(other than, with respect to issued and outstanding capital stock, for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus). The
Units which may be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable and the holders thereof will not be subject to personal liability by reason of being such holders. The Common Stock (including the Share), Units and the Warrants conform in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package, the Prospectus or as set forth in Schedule 1(n). The description of the Company's stock option plan and the options or other rights granted thereunder, set forth in each of the
Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (o) Stock Exchange Listing. The (Common Stock) Units and Warrants are
registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act") and are listed on the Nasdaq Capital Market and the
Boston Stock Exchange under the symbol ZVUE and ________, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock Units and Warrants under the Exchange Act or delisting such Securities from the Nasdaq Capital Market or the Boston Stock
Exchange, as the case may be, nor has the Company received any notification that the Commission or the Nasdaq Capital Market or the Boston Stock Exchange is
contemplating such action.

         (p) Non-Contravention of Existing Instruments; No Further
Authorizations or Approvals Required. Except as otherwise disclosed in the
Disclosure Package and the Prospectus, the Company is not (i) in violation under its charter or by-laws, (ii) in default (or at the giving of notice or lapse of time would be then in default ("Default")) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, an "Existing Instrument"), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and the Warrant Agreement and
Representatives' Options and consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus and the
issuance and sale of the Units will not (i) result in any violation under the charter or by-laws of the Company, (ii) conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the
Company, or any of its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Nasdaq Capital Market and/or the Boston Stock Exchange, as the case may be, and the National Association of Securities Dealers, Inc. (the "NASD").

         (q) No Material Actions or Proceedings. Except as disclosed in the
Disclosure Package and the Prospectus there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such officer or director, (B) any such action, suit or

proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of Common Stock.

         (r) Labor Matters. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent, and the
Company is not aware of any existing labor disturbance by any of its employees, or principal suppliers, contractors or customers, that would result in a
Material Adverse Change.

         (s) Intellectual Property Rights. Except as otherwise described in the
Disclosure Package and the Prospectus, the Company owns, licenses or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its business as currently carried on and as currently proposed to be carried on as described in the Disclosure Package and the Prospectus
(collectively, and together with any applications or registrations for the foregoing, the "Intellectual Property"). Except as specifically described in the
Disclosure Package and the Prospectus, (i) no third parties have obtained rights to any such Intellectual Property from the Company other than licenses granted in the ordinary course and those that would not result in a Material Adverse
Change; (ii) to the Company's knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such
Intellectual Property, and the Company is unaware of any facts that would form a basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a basis for any such claim;
(v) there is no prior, pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the
Company's products or product candidates infringes, misappropriates or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of the Company's products or product candidates described in the Disclosure Package and the Prospectus, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts that would form a basis for any such claim; (vi) to the
Company's knowledge, there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the
Disclosure Package and the Prospectus as being owned by or licensed to the
Company or that is necessary for the conduct of their businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Company is aware that may render any patent held by the Company invalid or any patent application held by the Company unpatentable that has not been disclosed to the United States Patent and
Trademark Office (the "PTO"); and (viii) the Company has not committed any act or omitted to undertake any act the effect of which commission or omission would render the Intellectual Property invalid or unenforceable

in whole or in part. To the Company's knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any person or third party.

         (t) Patent Applications. The Company has duly and properly filed or caused to be filed with the PTO and applicable foreign and international patent authorities all patent applications owned by the Company (the "Company Patent
Applications"). The Company has complied with the PTO's duty of candor and disclosure for the Company Patent Applications and have made no misrepresentation in the Company Patent Applications. The Company Patent
Applications disclose patentable subject matters. The Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents, if issued, invalid or unenforceable.

         (u) All Necessary Permits, etc. The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies ("Licenses")
necessary to conduct its business, except where the failure to have such
Licenses would not reasonably be expected to result in a Material Adverse
Change, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change. The
Company is in compliance with the terms of the Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other actions of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus (a) to avoid the loss of any such License or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto or (b)
to enable the Company to hold and enjoy the same after the Closing Date or any
Subsequent Closing Date, as the case may be, in the conduct of its business as conducted prior to the Closing Date.

         (v) Title to Properties. The Company has good and marketable title to all the real and personal property reflected as owned in the financial statements referred to in Section 1(k) above (or elsewhere in the Disclosure
Package or Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as are otherwise disclosed in the Financial Statements, the Disclosure Package
or the Prospectus or as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of the property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are disclosed in the Disclosure Package or the
Prospectus as are not material and do not materially

interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

         (w) Tax Law Compliance. The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner, and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(k) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

         (x) Company Not an "Investment Company." The Company is not, and after receipt of payment for the Units and the application of the proceeds thereof as contemplated under the caption "Use of Proceeds" in each of the Statutory
Prospectus and the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940 (the "Investment Company Act") and
will conduct its business in a manner so that it will not become subject to the
Investment Company Act.

         (y) Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, and acts of vandalism. All policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect. The Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

         (z) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the
Units. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Units on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act.

                                       10

         (aa) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or, to the Company's knowledge, any other person required by the Securities Act or the Exchange Act to be described in the Statutory Prospectus or the Prospectus that have not been described as required.

         (bb) Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e)
and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date with in 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Disclosure Package and the Prospectus; and (iii) are
effective in all material respects to perform the functions for which they were established.

         (cc) No Material Weakness in Internal Controls. Since the end of the
Company's most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company's internal control over financial reporting (whether or not remediated), (ii) to the Company's knowledge, no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting and (iii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

         (dd) No Unlawful Contributions or Other Payments. The Company nor, to
the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the
FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and each of the Company and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except where such noncompliance individually or in the aggregate will not result in a Material
Adverse Change. For purposes of this paragraph, "FCPA" means Foreign Corrupt
Practices Act of 1977, as amended, and the rules and regulations thereunder.

         (ee) No Conflict with Money Laundering Laws. The operations of the
Company has been conducted at all times in compliance with applicable financial recordkeeping

                                       11

and reporting requirements of the Currency and Foreign Transactions Reporting
Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money
Laundering Laws is pending or, to the knowledge of the Company, threatened.

         (ff) No Conflict with OAK Laws. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the
Office of Foreign Assets Control of the United States Treasury Department
("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

         (gg) Compliance with Environmental Laws. (i) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, order, permit, policy or rule of common law or any judicial or administrative order, consent, decree or judgment or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products
(collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively,
"Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental
Laws, or noncompliance with the terms and conditions thereof, nor has the
Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;
(ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, except where the failure to have such permits, authorizations and approvals would not reasonably be expected to result in a Material Adverse Change; (iii)
there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location

                                       12

owned, leased or operated by the Company now or in the past (collectively,
"Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company, any person or entity whose liability for any
Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, result in a Material Adverse Change; (iv) to the best of the Company's knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of
Environmental Concern, that reasonably could be expected to result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company, or against any person or entity whose liability for any
Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, result in a Material Adverse Change; and (v) the Company is not subject to any pending or, to the Company's knowledge, threatened proceeding under
Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions.

         (hh) ERISA Compliance. Except as disclosed in the Disclosure Package or the Prospectus, no "prohibited transaction" (as defined in Section 406 of the
Employee Retirement Income Security Act of 1974, as amended from time to time, including the regulations and published interpretations thereunder ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended from time to time
(the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of
ERISA) or any of the reportable events set forth in Section 4043(c) of ERISA
(other than events with respect to which the 30-day notice requirement under
Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company which would reasonably be expected to result in a
Material Adverse Change, each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company would reasonably be expected to have any liability that would result in a Material Adverse Change;
and each such pension plan maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (ii) Brokers. There is no broker, finder or other party, except for the
Underwriters, that is entitled to receive from the Company any brokerage or finder's fee, commission or other similar payment as a result of any transactions contemplated by this Agreement.

         (jj) No Outstanding Loans or Other Indebtedness. The Company has not
extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive

                                       13

officer (or equivalent thereof) of the Company at a time such transaction was prohibited by law.

         (kk) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or any of its respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of
2002 and the rules and regulations promulgated in connection therewith (the
"Sarbanes-Oxley Act") applicable to the Company at the Initial Sale Time.

         (ll) Subsidiaries. The Company does not own or control, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in a corporation, association, or other entity.

         SECTION 2.  Purchase, Sale and Delivery of the  Securities.

         (a) The Firm Units. The Company agrees to sell to the several
Underwriters the Firm Units upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of
Firm Units set forth opposite their names on Schedule I hereto. The purchase price per Firm Unit to be paid by the several Underwriters to the Company shall be $[_____] per share.

         (b) The Closing Date. Delivery of certificates for the Firm Units to be purchased by the Underwriters and payment therefore shall be made at the offices of Arnstein & Lehr LLP, 200 East Las Olas Boulevard, Suite 1700, Fort
Lauderdale, Florida 33301 (or such other place as may be agreed to by the
Company and the Representatives) at 9:00 a.m. Eastern time, on the third (or if the Firm Units are priced as contemplated by Rule 15c6-1(c) under the Exchange
Act after 4:30 p.m., Eastern time) full business day following the date hereof, or at such other time and date as may be agreed to by the Company and the
Representatives (the time and date of such closing are called the "Closing
Date"). If the Representatives so elect, delivery of the Firm Units may be made by credit through full fast transfer to the accounts at the Depository Trust
Company designated by the Representatives. Certificates representing the Firm
Units in definitive form and in such denominations and registered in such names as Representatives may request upon at least two business days' prior notice of the Company will be available for checking and packaging not later than 10:00
a.m. Eastern time, the business day next proceeding the Closing Date at the offices of Newbridge Securities Corporation, 1451 West Cypress Creek Road, Suite
204, Fort Lauderdale, Florida 33309, or such other location as may be mutually acceptable.

         (c) The Optional Units; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [________] Optional Units from the Company at the purchase price per share to be paid by the Underwriters for the Firm Units.
The option granted hereunder

                                       14

is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Units. The option granted hereunder may be exercised at any time and from time to time upon notice by the
Representatives to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Units as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the
Optional Units are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term "Closing
Date" shall refer to the time and date of delivery of certificates for the Firm
Units and the Optional Units). Each time and date of delivery, if subsequent to the Closing Date, is called a "Subsequent Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional
Units are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Units (subject to such adjustments to eliminate fractional Units as the Representatives may determine) that bears the same proportion to the total number of Optional Units to be purchased as the number of Firm Units set forth on Schedule I opposite the name of such
Underwriter bears to the total number of Firm Units.

         (d) Public Offering of the Firm Units. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Prospectus their respective portions of the Units as soon after this Agreement has been executed and the Registration
Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

         (e) Payment for the Units. Payment for the Units to be sold by the
Company shall be made at the Closing Date (and, if applicable, on any Subsequent
Closing Date) by wire transfer of immediately available funds to the order of the Company.

         It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the
Firm Units and any Optional Units the Underwriters have agreed to purchase.
Newbridge, Representative of the Underwriters, may (but shall not be obligated
to) make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any
Subsequent Closing Date, as the case may be, for the account of such
Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f) Delivery of the Units. Delivery of the Firm Units and the Optional
Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

                                       15

         (g) Representatives' Options. On the Closing Date the Company shall sell and issue to the Representatives (and/or their designees) for a total purchase price of $100, options entitling the Representatives or their assigns to purchase [150,000] Units at a price of $[_______] per Unit, which is equal to
[145]% of the public offering price of the Units (the "Representatives'
Options"). The terms of the Representatives' Options, including exercise period, anti-dilution provisions, exercise price, exercise provisions, transferability, and registration rights, shall be in the form filed as an exhibit to the
Registration Statement of the Company.

         Payment of the purchase price of, and delivery of the certificates for, the Representatives' Options shall be made on the Closing Date. The Company shall deliver to the Representatives, upon payment therefore, certificates for the Representatives' Warrants in the name or names and in such authorized denominations as the Representatives may request. The Representatives' Options and all of the securities underlying the Representatives' Options are referred to herein as the "Representatives' Securities."

         SECTION 3.  Covenants.

         A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

         (a) Delivery of Registration Statement, Disclosure Package and
Prospectus. The Company shall furnish to the Representatives, without charge, one signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration
Statement (without exhibits thereto) and to furnish to the Representatives in
Fort Lauderdale, without charge, prior to 10:00 a.m. Eastern time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 3(b) or 3(d) below, as many copies of the Disclosure
Package and the Prospectus and any supplements and amendments thereto or to the
Registration Statement as the Representatives may reasonably request.

         (b) Representatives' Review of Proposed Amendments and Supplements.
During such period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the
Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Units by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act Regulations (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement, the Disclosure Package or
the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the
Representatives' consent, and the Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act
Regulations any prospectus required to be filed pursuant to such Rule.

                                       16

         (c) Securities Act Compliance. After the date of this Agreement, the
Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or suspension of such use. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A of the
Securities Act Regulations, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) of the Securities Act Regulations were received in a timely manner by the Commission.

         (d) Amendments and Supplements to the Prospectus and Other Securities
Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the
Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the
Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Disclosure Package or the Prospectus in order to comply with law, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 3(a) and 3(e)
hereof), file with the Commission and furnish at its own expense to the
Underwriters and to dealers, amendments or supplements to the Disclosure Package or the Prospectus, necessary in order to make the statements in the Disclosure
Package or the Prospectus as so amended or supplemented, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading or so that the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

         (e) Copies of any Amendments and Supplements to the Prospectus. The
Company shall furnish the Representatives, without charge, during the Prospectus
Delivery Period, as many copies of each preliminary prospectus, the Disclosure

                                       17

Package, the Prospectus and any amendments and supplements thereto as the
Representatives may reasonably request.

         (f) Blue Sky Compliance. The Company shall cooperate with the
Representatives and counsel for the Underwriters to qualify or register the
Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the
Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in each of the Disclosure Package and the Prospectus.

         (h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Units Common Stock and Warrants.

         (i) Earnings Statement. As soon as practicable, but in no event not later than 15 months after the date of this Agreement, the Company shall make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least the twelve-months ending beginning after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act Regulations.

         (j) Periodic Reporting Obligations. During the Prospectus Delivery
Period the Company shall file, on a timely basis, with the Commission and the
Nasdaq Capital Market all reports and documents required to be filed under the
Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Units as may be required under Rule 463 under the Securities
Act Regulations.

         (k) Company to Provide Interim Financial Statements. Prior to the
Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the
Registration Statement and the Prospectus.

                                       18

         (l) Listing. The Company will use its best efforts to effect and maintain the listing of the Units, Common Stock and Warrant on the Nasdaq
Capital Market and the Boston Stock Exchange.

         (m) Agreement Not to Offer or Sell Additional Shares Units. During the
period commencing on the date hereof and ending on the 9th month, following the date of the Prospectus (the "Lock-up Period"), the Company will not, without the prior written consent of Newbridge (which consent may not be unreasonably withheld), directly or indirectly, sell, offer to sell, transfer, assign, exchange, redeem, hypothecate, grant an option to purchase or acquire and any other disposition of any securities (other than under employee plans or stockholder approved option or similar plans); (ii) establish or increase a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any securities; and (iii) enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequences of ownership of any securities, whether any such transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or announce the offering of, or file any registration statement under the Securities Act, except as may be consented to by Newbridge, in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common
Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares; provided, however, that the Company may issue shares of its Common
Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, and the Company may issue Common Stock upon conversion of convertible securities outstanding as of date hereof as described in the Disclosure Package and the Prospectus. Notwithstanding the
foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the
Company occurs, or (ii) prior to the expiration of the Lock-up Period, the
Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(h) with prior notice of any such announcement that gives rise to an extension of the restricted period.

         (n) Compliance with Sarbanes-Oxley Act. The Company shall comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

         (o) Future Reports to the Representatives. To the extent not otherwise available via EDGAR, during the period of five years hereafter the Company will furnish to the Representatives at 1451 West Cypress Creek Road, Suite 204, Fort
Lauderdale,

                                       19

Florida 33309; Attention: Douglas Aguililla: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form
10-Q, Current Report on Form 8-K or other report filed by the Company with the
Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (p) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company to register as an investment company under the Investment Company Act.

         (q) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, the stabilization or manipulation of the price of the Units or any other securities of the Company, whether to facilitate the sale or resale of the
Units, or otherwise.

         (r) Existing Lock-Up Agreement. During the Lock-up Period, the Company
will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements, including, without limitation "lock-up" agreements entered into by the Company pursuant to Section
5(h).

         (s) Representation of Shares. The Company will reserve and keep available the maximum number of its authorized but unissued shares of Common
Stock that are issuable upon exercise of the Warrants, the Representatives'
Option and the Warrants issuable upon exercise of the Representatives' Option outstanding from time to time.

         (t) Delivery of Notice. The Company shall deliver the Notice of
Separation, after consulting with the Representatives in accordance with provisions set forth in this Agreement.

         (u) Warrant Solicitation. The Company agrees not to solicit Warrant exercises other than through the Underwriters. Upon any exercise of the Warrants after twelve (12) months from the effective date, the Company agrees to pay any
Underwriter fee of [5]% of the aggregate Warrants exercise price, if: (i) the market price of the Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the
Warrants is solicited by such Underwriter at such time as it is a member of the
NASD and such Underwriter is designated in writing by the holder of the Warrants as the NASD member soliciting the exercise; (iii) the

                                       20

Warrants are not held in a discretionary account; (iv) the disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the
Warrants was not in violation of Regulation M promulgated under the Exchange
Act. No Warrant solicitation by an Underwriter will occur for a period of twelve
(12) months after the effective date. The Underwriters may engage sub-agents in their solicitation efforts.

         (v) Warrant Assisting. In connection with the solicitation of exercise of the Warrants, the Company will (i) assist the Underwriters with respect to such solicitation, if requested by the Underwriters, and (ii) at the
Underwriters' request, provide the Underwriters, and direct the Company's transfer agent and Warrant Agent to provide to the Underwriter, at the Company's cost, lists of the record and, to the extent known, beneficial owners of, the
Warrants.

         B. Covenant of the Underwriters. Each Underwriter agrees that it will not make any offer relating to the Units that would constitute an issuer free writing prospectus as defined in Rule 433 of the Securities Act ("Issuer Free
Writing Prospectus").

         SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the
Units (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock and Warrants, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration
Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Units Shares and Warrants for offer and sale under the state securities or blue sky laws, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Units, (viii) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Units, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the officers and employees of the Company, and (ix) all other fees, costs and expenses referred to in Item 25 of Part II of the Registration Statement. Except
as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the
Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

                                       21

         SECTION 5. Conditions of the Obligations of the Underwriters. The
obligations of the several Underwriters to purchase and pay for the Units as provided herein on the Closing Date and, with respect to the Optional Units, any
Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Units, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the
Representatives shall have received from Salberg & Company, P.A., independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, Disclosure
Package and the Prospectus (and the Representatives shall have received an additional two conformed copies of such accountant's letter for each of the several underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the
Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

         (b) Compliance with Registration Requirements; No Stop Order; No
Objection from NASD. For the period from and after effectiveness of this
Agreement and prior to the Closing Date and, with respect to the Optional Units, any Subsequent Closing Date:

                  (i) the Company shall have filed the Prospectus with the
         Commission (including the information required by Rule 430A under the
         Securities Act Regulations) in the manner and within the time period required by Rule 424(b) under the Securities Act Regulations; or the
         Company shall have filed a post-effective amendment to the Registration
         Statement containing the information required by such Rule 430A of the
         Securities Act Regulations, and such post-effective amendment shall have become effective;

                  (ii) no stop order suspending the effectiveness of the
         Registration Statement or any post-effective amendment to the
         Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                                       22

         (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the
Optional Units, any Subsequent Closing Date:

                  (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change and

                  (ii) there shall not have been any change or decrease
         specified in the letter or letters referred to in paragraph (a) of this
         Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement and the Prospectus.

         (d) Opinion of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel for the Company, dated as of such closing date, which will be substantially in the form attached as Exhibit A.

         (e) Representatives' Warrant. The Company shall have executed and delivered to the Representatives the Representatives' Option.

         (f) Officers' Certificate. On each of the Closing Date and any
Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer of the Company and the Chief
Financial Officer of the Company, dated as of such closing date, to the effect that the signers of such certificate have carefully examined the Registration
Statement, the Prospectus and any amendment or supplement thereto, and this
Agreement, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to such closing date, there has not occurred any Material
         Adverse Change;

                  (ii) the representations, warranties and covenants of the
         Company set forth in Section 1 of this Agreement are true and correct on and as of such closing date with the same force and effect as though expressly made on and as of such closing date; and

                  (iii) the Company has complied with all of the agreements
         hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such closing date.

         (g) Bring-down Comfort Letter. On each of the Closing Date and any
Subsequent Closing Date, the Representatives shall have received from Salberg &
Company, P.A., independent public or certified public accountants for the
Company, a letter dated such date, in form and substance satisfactory to the
Representatives, to the effect that it reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the

                                       23

carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

         (h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the Closing Date, the Company shall have furnished to the
Representatives a lock-up agreement from each director, officer and each 5% or more beneficial owner of Common Stock, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

         (i) Nasdaq and BSE Listing. The Units Shares and Warrants shall have been approved for listing on the Nasdaq Capital Market and the BSE.

         (j) Additional Documents. On or before each of the Closing Date and any
Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Units as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the
Representatives by notice to the Company at any time on or prior to the Closing
Date and, with respect to the Optional Units, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6,
Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. Reimbursement of Underwriters' Expenses. On the Closing
Date, the Company will pay the Representatives a non-accountable expense allowance equal to two percent (2%) of the aggregate gross proceeds to the
Company from the Sale of the Firm Units (the "Non-accountable Expense
Allowance") less any advances on such Non-accountable Expense Allowance contemplated by Sections 9(a) and 9(b) of the Letter of Intent, and such reasonable verifiable accountable expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7 or Section 11, or if the sale to the Underwriters of the Units on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such
Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Units, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and

                                       24

(ii) notification by the Commission to the Company and the Representatives of
the effectiveness of the Registration Statement under the Securities Act.

         Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the
Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b)
of any Underwriter to the Company.

         SECTION 8.  Indemnification.

         (a) Indemnification of the Underwriters by the Company. The Company
agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the
Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, such consent not to be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A,
Rule 430B or Rule 430C under the Securities Act Regulations, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any
amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the
Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any
amendment or supplement thereto). The indemnity agreement set forth in this
Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

                                       25

         (b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the
Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange
Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter, such consent not to be unreasonably withheld) insofar as such loss, claim, damage, liability or expense
(or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the
Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration
Statement, any preliminary prospectus, the Statutory Prospectus, or the
Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the
Representatives expressly for use therein; and to reimburse the Company or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the caption "Underwriting" in the
Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel

                                       26

satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section
8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                                       27

         SECTION 9. Contribution. If the indemnification provided for in Section
8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate offering price of the Units as set forth on such cover. The relative fault of the Company, on the one hand, and the
Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

                                       28

         Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule I. For purposes of this Section 9, each director, officer, employee and agent of an
Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the
Exchange Act shall have the same rights to contribution as the Company.

         SECTION 10. Default of One or More of the Several Underwriters. If, on
the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Units to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Units by other persons, including any of the Underwriters, but if no such arrangements are made by the
Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Units set forth opposite their respective names on Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Units which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs exceeds
10% of the aggregate number of Units to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Units are not made within 48 hours after such default, this
Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action

                                       29

taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the
Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the
Nasdaq Capital Market and/or the Boston Stock Exchange, as the case may be, or trading in securities generally on the Nasdaq Capital Market and/or the Boston
Stock Exchange, as the case may be, shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or any governmental authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Units in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; or (iv) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any
Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4, 6 and 8 hereof or (b) any Underwriter to the Company.

         SECTION 12. No Advisory or Fiduciary Responsibility. The Company
acknowledges and agrees that: (i) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the
Units and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be

                                       30

engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

         This Agreement supersedes all prior agreements and understandings
(whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the
Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

         SECTION 13. Representations and Indemnities to Survive Delivery. The
respective indemnities, agreements, representations, warranties and other statements of the Company and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the
Units and payment for them hereunder and (ii) will survive delivery of and payment for the Units sold hereunder and any termination of this Agreement.

         SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Representatives:

                            Newbridge Securities Corporation
                            1451 West Cypress Creek Road, Suite 204
                            Fort Lauderdale, Florida 33309
                            Facsimile:  (954) 337-2901
                            Attention:  Douglas Aguililla

                            Pali Capital, Inc.
                            650 Fifth Avenue
                            New York, New York 10019
                            Facsimile:  (212) 259-2093
                            Attention:  Herbert B. Soroca

                     with a copy to:

                            Arnstein & Lehr LLP
                            200 East Las Olas Boulevard
                            Suite 1700

                                       31

                            Fort Lauderdale, Florida 33301
                            Facsimile:  (954) 713-7700
                            Attention:  Joel D. Mayersohn, Esq.

         If to the Company:

                            Handheld Entertainment, Inc.
                            539 Bryant Street, Suite 403
                            San Francisco, California 94107
                            Facsimile:  (415) 495-7708
                            Attention:  Bill Bush

                     with a copy to:

                            Olshan Grundman Frome Rosenzweig & Wolosky LLP
                            65 East 55th Street
                            New York, NY 10022
                            Facsimile:  (212) 451-2222
                            Attention:  Harvey J. Kesner, Esq.

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the
Securities Act and the Exchange Act and any officer of the Company who signs the
Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from any of the several Underwriters merely because of such purchase.

         SECTION 16. Partial Unenforceability. The invalidity or
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE
TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                                       32

         SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                            (signature page follows)

                                       33

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                          HANDHELD ENTERTAINMENT, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives on behalf of themselves and the other several underwriters named in Schedule I hereof as of the date first above written.

                                          NEWBRIDGE SECURITIES CORPORATION

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          PALI CAPITAL, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                       34

                                   SCHEDULE I

Name                                               Number of Units
----                                               ---------------

Newbridge Securities Corporation

Pali Capital, Inc.                                  ------------

  Total                                               [_______]

                                  Schedule I-1

                                    EXHIBIT A

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY
                   ------------------------------------------

         Opinion of counsel for the Company to be delivered pursuant to Section
5(d) of the Underwriting Agreement.

         References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Company has corporate power and authority to perform its obligations under the Underwriting Agreement, the Warrant Agreement and the
Representatives' Warrants.

         3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         4. The Company has corporate power and authority to own, or lease, as the case may be, and to operate its properties and to conduct its business as described in the Prospectus.

         5. The authorized capital stock of the Company consists of [_________]
Units of common stock, par value $_____ per share, and [_________] Units of preferred stock, par value $_____ per share. The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Prospectus. All of the outstanding
Units of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.

         6. No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or Delaware General Corporation Law or (ii) to the best knowledge of such counsel, otherwise.

         7. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting
Agreement and, when issued and delivered by the Company pursuant to the
Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

                                   Exhibit A-1

         8. The Registration Statement has been declared effective by the
Commission under the Securities Act. To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

         9. The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the
Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities
Act.

         10. To such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein.

         11. No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement, the Warrant Agreement or the
Representatives' Warrants and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

         12. The execution and delivery of the Underwriting Agreement, the
Warrant Agreement or the Representatives' Warrants by the Company and the
performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the
Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company;
(ii) will not result in any violation of the provisions of the charter or by-laws of the Company; (iii) will not constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any Existing Instrument; or
(iv) will not result in any violation of any statute, law, rule, judgment, regulation, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

         13. The Company is not, and after receipt of payment for the Units and the application of the proceeds thereof as contemplated under the caption "Use of Proceeds" in the Prospectus will not be, an "investment company" within the meaning of Investment Company Act.

         14. The Company (A) is not in violation of (i) its charter or by-laws or (ii) any statute, law, rule, judgment, regulation, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or

                                   Exhibit A-2

other authority having jurisdiction over the Company or any of its respective properties or (B) except as disclosed in the Prospectus, is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except with respect to this clause (B) only, for such defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

         15. To such counsel's knowledge, the Company has reserved a number of its authorized, but unissued Shares of Common Stock, that permit the issuance of
Common Stock upon exercise of the Warrants, the Representatives' Option and the
Warrants issuable upon exercise of the Representatives' Option outstanding from time to time.

         16. The statements in the Registration Statement and Prospectus referencing matters related to the Company's patents, insofar as such statements constitute summaries of legal matters or legal proceedings referred to therein, or refer to statements of law or legal conclusions, are in all material respects accurate and complete statements or summaries of the matters therein set forth.

         In addition to the matters set forth above, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and representatives of the
Underwriters at which the contents of the Registration Statement and the
Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either (i) the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus, as of its date or at the Closing
Date or any Subsequent Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the
Initial Sale Time when considered together with the statements under the caption
"Description of Securities" in the Prospectus, contained any untrue statement of a material fact or omitted to state any fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

                                   Exhibit A-3

                                    EXHIBIT B

                            FORM OF LOCK-UP AGREEMENT
                            -------------------------

[Attach Form]

                                   Exhibit B-1